Exhibit 4.3

RHODIUM ENTERPRISES, INC.

FORM OF WARRANT PURCHASE AGREEMENT

THIS WARRANT PURCHASE AGREEMENT (the “Agreement”) is made as of July 2, 2021 (the “Effective Date”) by and among Rhodium Enterprises, Inc., a Delaware corporation (the “Company”), and the person and/or entity named on the signature page hereto (the “Purchaser”).

RECITAL

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

1. SALE AND ISSUANCE OF WARRANTS

1.1  The Warrants. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Purchaser, a warrant to purchase shares of Class A Common Stock (“Warrant Shares”) in the form attached hereto as EXHIBIT B (each a “Warrant” and collectively, the “Warrants”) at an aggregate purchase price equal to the amount set forth on such Purchaser’s signature page to this Agreement (the “Purchase Price”). The number of Warrant Shares covered by the Warrant purchased by each Purchaser shall equal the Purchaser’s Purchase Price divided by $0.125.

2. CLOSING AND DELIVERY

2.1  Closing. The closing (the “Closing”) of the sale and purchase of the Warrants shall be held on the Effective Date, or at such other time as the Company and the Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).

2.2  Delivery. At the Closing (i) each Purchaser shall deliver to the Company wire transfer funds in the amount of such Purchaser’s Purchase Price; and (ii) the Company shall issue and deliver to the each Purchaser a Warrant.

3. REPRESENTATIONS, WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the Closing as follows:

3.1  Organization, Good Standing and Qualification. The company Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

3.2  Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and to issue the Warrants (collectively, the “Loan Documents”) and to carry out and perform its obligations under the terms of the Loan Documents.

3.3  Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Loan Documents and the execution, delivery and performance of all obligations of the Company under the Loan Documents, including the issuance and delivery of the Warrants has been taken or will be taken prior to the issuance of such Warrants. The Loan Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors.

3.4  Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Warrants and the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

3.5  Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.

3.6  Compliance with Other Instruments. The Company is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a material adverse effect on the Company. The execution, delivery and performance of the Loan Documents, and the consummation of the transactions contemplated by the Loan Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. The sale of the Warrants is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.7  Subsidiaries. Except for those subsidiaries set forth on Schedule 3.7 (each, a “Subsidiary”), the Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other entity. The Company’s equity ownership of each Subsidiary is set forth on Schedule 3.7. Each representation and warranty made by the Company contained in this Agreement shall be deemed to mean and be construed to include the Company and each of its Subsidiaries, as applicable, regardless of whether each of such representations and warranties specifically refers to the Company’s Subsidiaries.

3.8  Historical Financial Statements. Except as set forth in Schedule 3.8, the historical financial statements of the Company provided to the Purchaser prior to the date of this Agreement were prepared in conformity with United States of America generally accepted accounting principles in effect as of the date of determination thereof (“GAAP”) and fairly present, in all material respects, the financial position, on a consolidated basis, of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures. Except as set forth in Schedule 3.8, as of the date of this Agreement, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the historical financial statements provided to the Purchaser prior to the date hereof or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or financial condition of Company and any of its Subsidiaries taken as a whole.

3.9  No Litigation. There is no litigation or other proceeding, individually or in the aggregate, that would reasonably be expected to have a material adverse effect on the Company or its Subsidiaries (taken as a whole) or its business.

3.10  No Defaults. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its contractual obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences of such default or defaults, if any, would not reasonably be expected to have a material adverse effect on the Company or its Subsidiaries (taken as a whole) or its business.

3.11  Governmental Regulation. Neither Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940 or, to the Company’s knowledge, under any other federal or state statute or regulation which may limit its ability to incur indebtedness or which may otherwise render all or any portion of the obligations under this Agreement or any Warrant unenforceable. Neither Company nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

3.12  ERISA. The Company satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets. The execution and delivery of this Agreement and the issuance and sale of the Warrants hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or Section 4975(c)(1)(A) - (D) of the Code. Neither Company or any member of the Company’s Controlled Group has established, maintains, sponsors, contributes to, participates or otherwise has any liability (contingent or otherwise) with respect to any Plan. As used herein (i) “Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is, in each case, subject to Title IV of ERISA or Section 412 of the Code; (ii) “Plan Asset Regulations” means 29 C.F.R. §2510.3-101, et seq., as modified by Section 3(42) of ERISA; (iii) “Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations; and (iv) “Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code), in each case of which the Company is a member.

3.13  Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of the Warrants is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.14  Use of Proceeds. The Company shall use the proceeds of sale and issuance of the Warrants for the operations of its business, and not for any personal, family or household purpose.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1  Authorization. Each Purchaser represents it is authorized to consummate the transactions contemplated hereby.

4.2  Purchase for Own Account. Each Purchaser represents that it is acquiring the Warrants solely for its own account and beneficial interest for potential investment and not for sale or with a view to distribution of the Warrants or any part thereof, that the Purchaser has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.3  Information and Sophistication. Each Purchaser hereby: (i) acknowledges that it has received all the information it has requested from the Company it considers necessary or appropriate for deciding whether to acquire the Warrants, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrants and to obtain any additional information necessary to verify the accuracy of the information given to the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risk of this potential investment. The Purchaser has evaluated the merits and risks of its potential investment in the Warrants based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary.

4.4  Ability to Bear Economic Risk. Each Purchaser acknowledges that an investment in the Warrants involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Warrants for an indefinite period of time and to suffer a complete loss of their investment.

4.5  Accredited Investor Status. Each Purchaser represents it is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6  Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5. MISCELLANEOUS

5.1  Registration Rights. The Company agrees to provide the registration rights to the Purchasers any transferees in accordance with Exhibit A attached hereto.

5.2  Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3  Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

5.4  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address on the signature page below, and to Purchaser at the address on the signature page below or at such other addresses as the Company or Purchaser may designate by 10 days advance written notice to the other parties hereto.

5.7  Modification; Waiver. Any modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the Purchaser.

5.8  Expenses. Except as otherwise provided herein, the Company and the Purchaser shall each bear their respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

5.9  Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Loan Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Purchaser of any breach or default under this Agreement, or any waiver by the Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

5.10  Severability. In case any provision in or obligation hereunder or any Note or any other document executed in connection herewith shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.11  Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

5.12  Consent to Jurisdiction. (A) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY NOTE PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.5 ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE NOTE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (d) AGREES THAT AGENT AND PURCHASERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY NOTE PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

5.13  Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE NOTE. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, the parties have executed this WARRANT PURCHASE AGREEMENT as of the date first written above.

COMPANY:

RHODIUM ENTERPRISES, INC.

By:
Name:	Cameron Blackmon
Title:	Co-President

Address:

PURCHASER:

By:
Name:
Title:

Purchase Price:

Warrant Shares:

Address:

EXHIBIT A

Registration Rights

All of the Warrant Shares will be deemed “Registrable Securities” subject to the provisions of this Exhibit A. All capitalized terms used but not defined in this Exhibit A shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

As used in this Exhibit A, the following capitalized terms have the following meanings:

“Holder” means the Purchaser defined in the Agreement to which this Exhibit is attached.

“Registration Statement” means any Registration Statement on Form S-1 (or such other form then available to the Company) that is filed by the Company in connection with an IPO or filed with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company) other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan on Form S-8, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition.

1.  Registration Rights.

1.1  Piggy-Back Rights.

1.1.1	If (A) the Company proposes to complete an initial public offering of its Common Stock (the “IPO”) or (B) at any time after the Company has a class of securities registered under Section 12 of the Exchange Act or subject to the reporting requirements of Section 15(d) of the Exchange Act, there is not an effective registration statement covering the resale of all of the Registrable Securities for a resale offering and the Company proposes to file any Registration Statement, then the Company shall (x) give written notice of such proposed IPO or filing to the holders of Registrable Securities appearing on the books and records of the Company as such a holder as soon as practicable but in no event less than ten (10) days before the anticipated IPO or filing date of the Registration Statement, which notice shall describe the IPO or the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the IPO or other offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

1.1.2	Notwithstanding any other provision of this Section 1.1, if the Piggy-Back registration involves an underwriter or underwriters of a primary offering of the Company’s securities and such underwriter or underwriters advise the holders of Registrable Securities in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Registrable Securities that may be included in the underwriting shall be allocated among such holders of Registrable Securities in proportion (as nearly as practicable) to the number of Registrable Securities then owned by each holder or in such other proportion as shall mutually be agreed to by all such selling holders; provided, however, that the number of Registrable Securities held by the holders to be included in such underwriting shall not be reduced unless all other securities other than the securities being offering by the Company in the primary offering are first entirely excluded from the underwriting.

1.2  Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the IPO or Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 1.7 below.

1.3  Notwithstanding the registration obligations set forth in Section 1.1 above, if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Demand Registration Statement or Registration Statement, the Company agrees to inform each of the holders of such Registrable Securities thereof and use commercially reasonable efforts to file amendments to the Demand Registration Statement or Registration Statement, as the case may be, as required by the SEC, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 1.1 above.

1.4 The Company shall notify the holders of Registrable Securities at any time when a prospectus relating to such holder’s Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Demand Registration Statement or Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of such holder, the Company shall also prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The holders of Registrable Securities shall not offer or sell any Registrable Securities covered by the Demand Registration Statement or Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

1.5 The Company may request a holder of Registrable Securities to furnish the Company such information with respect to such holder and such holder’s proposed distribution of the Registrable Securities pursuant to the Demand Registration Statement or Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and such holders shall furnish the Company with such information.

1.6  All fees and expenses incident to the performance of or compliance with this Exhibit A by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Demand Registration Statement or Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which a holder of Registrable Securities intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Exhibit A. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any holder of Registrable Securities.

1.7  The Company and its successors and assigns shall indemnify and hold harmless the Holder, each holder of Registrable Securities, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each individual or entity who controls the Holder or any such holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in the Demand Registration Statement or a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Exhibit A, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding a Holder or such holder of Registrable Securities furnished to the Company by such party for use therein. The Company shall notify each Holder and each holder of Registrable Securities promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Exhibit A of which the Company is aware.

1.8  If the indemnification under Section 1.7 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 1.7 was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 1.9 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 1.8, neither the Holder nor any holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such party from the sale of all of their Registrable Securities pursuant to such Demand Registration Statement or Registration Statement or related prospectus exceeds the amount of any damages that such party has otherwise been required to pay by reason of such untrue or alleged untrue statement of omission or alleged omission.

EXHIBIT B

FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. ________	Void after 5:00 p.m. Eastern
Time on ______[1], 2026

____, 2021

RHODIUM ENTERPRISES, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant is issued to [NAME OF HOLDER] (the “Holder”) by RHODIUM ENTERPRISES, INC., a Delaware corporation (the “Company”), pursuant to the terms of that certain Warrant Purchase Agreement, dated as of July 2, 2021, by and among the Company and the Subscribers to the Offering (the “Purchase Agreement”).

1.  Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to _______ Class A shares of the Company’s Common Stock, par value $0.0001 per share (the “Warrant Shares”) at the Exercise Price (as defined in Section 3 below) as subject to adjustment hereunder.

2.  Exercise Period. This Warrant shall be exercisable at any time on or before 5:00 p.m. Eastern Time on __, 2026.

3.  Exercise Price. The exercise price of this Warrant (the “Exercise Price”) shall be $10.29 per share as subject to adjustment hereunder.

4.  Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by the surrender of this Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices, specifying one of the following forms of exercise:

(a)  Cash Exercise. The payment to the Company of an amount equal to the aggregate Exercise Price for the number of shares of Common Stock being purchased; or

1 NTD: To be 5 years from date of closing.

(b)  Cashless Exercise: In lieu of exercising this Warrant pursuant to Section 4(a) the Holder may elect to convert all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion of this Warrant to the Company, together with a Notice of Exercise electing a Cashless Exercise, into up to the number of shares of Common Stock that is obtained under the following formula:

X = Y (A-B)
A

Where: X = the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4(b).

Y = the number of shares of Common Stock as to which this Warrant is then being net exercised.

A = the fair market value of one share of Common Stock, as determined in good faith by the Company’s Board of Directors, as at the time the net exercise election is made pursuant to this Section 4(b).

B = the Exercise Price.

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Company’s Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq Global Market or on any exchange on which the Common Stock is listed, whichever is applicable, as officially reported by the principal securities exchange on which the Common Stock is then listed or admitted to trading for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the per share offering price to the public of the Company’s initial public offering.

(c)  Exercise Limitations. The Company shall not effect any exercise of this Warrant, and Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other common stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c). Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this Section 4(c) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this Section 4(c) (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. “Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person as such terms are used in and construed under Rule 405 under the Act.

5.  Certificates for Common Stock. Upon the exercise of the purchase rights evidenced by this Warrant, the Company shall within two business days issue to the Holder, at the Company’s discretion, either (i) an electronic share certificate via the Company’s cap table management platform or (ii) a physical stock certificate, in each case, representing the number of shares of Common Stock so purchased as soon as practicable thereafter, with any appropriate restrictive legend or notation required by law.

6.  Issuance of Common Stock. The Company covenants that the shares of Common Stock, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

7. Adjustment of Exercise Price and Number of Shares of Common Stock. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of issuance (the “Issuance Date”), the Company issues or sells any shares of Common Stock for a consideration per share or issues any common stock equivalents with an exercise price or conversion price (in either case, the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale (the foregoing a “Dilutive Issuance”), then immediately upon such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price; provided that the foregoing shall not apply to the following: (i) shares of Common Stock issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock for which an adjustment is made pursuant to Section 7(b) below, (ii) shares of Common Stock or options therefor issued to employees or directors of, or consultants or advisors to, the Company pursuant to a compensatory plan, agreement or arrangement approved by the Board of Directors of the Company or (iii) shares of Common Stock or convertible securities actually issued upon the exercise of options to purchase securities of the Company outstanding on the date hereof (and not taking into account any modification of the terms thereof following the date hereof) or shares of Common Stock actually issued upon the conversion or exchange of convertible securities of the Company outstanding on the date hereof (and not taking into account any modification of the terms thereof following the date hereof), including shares of Common Stock or common stock equivalents issued upon conversion of the Company’s existing Simple Agreement for Future Equity (SAFE) with Celsius provided such shares of Common Stock or common stock equivalents are issued at price representing no less than 85% of the Common Stock or common stock equivalent price utilized in the transaction triggering such issuance. Upon any such adjustment of the Exercise Price, the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. For the avoidance of doubt, the Company acknowledges and agrees that if at any time following the date hereof the Company issues any shares of Common Stock, common stock equivalents or other equity linked securities, other than any issuance specifically addressed in subclauses (i), (ii) or (iii) above (“Equity Securities”), and the consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to such Equity Securities shall be less than the Exercise Price then in effect on the date of issuance of such Equity Securities then the Exercise Price shall be adjusted as provided in Section 7(a) on the basis that (1) the maximum number of additional shares of Common Stock issuable pursuant to any such Equity Securities shall be deemed to have been issued as of the date of issuance of such Equity Securities and (2) the consideration for any such additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such additional shares of Common Stock pursuant to the terms of such Equity Securities.

(b) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 7(b) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(c) Merger, Reclassification, Reorganization and Consolidation. In case of any merger, reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such merger, reclassification, reorganization or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(d)  Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

(e)  No Fractional Shares or Scrip. If as a result of any adjustment pursuant to this Section 7, the Holder would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round down to the nearest whole number of shares of Common Stock issuable to the Holder.

(f)   Subsequent Rights Offering. In addition to any adjustments described above, if at any time the Company grants or issues any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock or any other securities, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to receive, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

8.  Restrictive Legend.

The shares of Common Stock issued upon exercise of this Warrant shall (unless such exercise was either registered under the Act or implemented via cashless exercise in a transaction that satisfies the holding period requirement contained in Rule 144 under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

9.  Transfer of Warrant. The Company shall register the transfer of all or any portion of this Warrant upon (i) surrender of this Warrant, with the Form of Transfer attached as Schedule 2 hereto duly completed and signed, to the Company at its address specified herein (ii) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act of 1933 (“Securities Act”) and all applicable state securities or blue sky laws. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

10.  Rights of Stockholders. Except as described elsewhere herein, no holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

11.  No Impairment. The Company will not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all of the terms and in the taking of all actions necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company agrees that it (a) will not increase the par value of any shares of Common Stock receivable on the exercise of this Warrant or take any other action if as a result thereof such par value would exceed the Exercise Price and (b) will take all such action as may be reasonably necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant.

12.  Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the transfer or registration of this Warrant or any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

13.  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the shares of Common Stock issuable upon exercise of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

14.  Authorized Shares. The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all of the shares issuable upon the exercise of any purchase rights under this Warrant.

15.  Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, if such overnight delivery is requested, or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address as set forth in the Purchase Agreement, and (ii) if to the Company, at the address as set forth in the Purchase Agreement, or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

16.  Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

17.  Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

18.  Attorney’s Fees. In the event Holder prevails in any litigation or other legal proceeding initiated to enforce its rights hereunder, the Company shall reimburse Holder for all fees and expenses, including attorney’s fees, incurred by Holder in connection therewith.

19.  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company. The provisions of this Warrant are intended to be for the benefit of any holder from time to time of this Warrant.

20.  Amendment and Waiver. No provision of this Warrant shall be waived or modified without the written consent of the Company and the Holder.

21.  Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

[Signature Page Follows]

Issued this ___th day of, 2021

RHODIUM ENTERPRISES, INC.

By:
Name:
Title:

RHODIUM ENTERPRISES, INC.
SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

EXHIBIT A TO WARRANT

NOTICE OF EXERCISE

TO:	Rhodium Enterprises, Inc.
[Address]
Attention: [Name, Title]

1.	The undersigned hereby elects to purchase __________ shares of Common Stock pursuant to the terms of the attached Warrant. (Choose one form of exercise below:)

☐	Cash Exercise: The undersigned tenders herewith payment in cash in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

☐	Cashless Exercise: Current market price per share: ______________

Exercise price: _______________

2.	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

(Name)

(Date)

(Title)

EXHIBIT B TO WARRANT

FORM OF TRANSFER
(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of Class A Common Stock of Rhodium Enterprises, Inc. to which the attached Warrant relates.

Dated: ____________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: